EXHIBIT 24.1

DIRECTORS AND OFFICERS OF
FNB UNITED CORP.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

The undersigned directors and officer of FNB United Corp. (the “Corporation”) hereby constitute and appoint Michael C. Miller, R. Larry Campbell and Melanie S. Tuttle, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933, as amended, a Registration Statement on Form S-3 with respect to a warrant to purchase shares of Common Stock, par value $2.50 per share, of the Corporation (“Common Stock”) and shares of Common Stock issuable upon exercise of such warrant, and any and all amendments and exhibits thereto, including pre- and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, all in the name, place and stead of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

EXECUTED as of the 19th day of March, 2009.

/s/ Michael C. Miller	/s/ Mark A. Severson
Michael C. Miller	Mark A. Severson
Chairman, President and Director	Executive Vice President and Treasurer
(Chief Executive Officer)	(Chief Financial and Accounting Officer)

/s/ Jacob F. Alexander III	/s/ Larry E. Brooks
Jacob F. Alexander III	Larry E. Brooks
Director	Director

/s/ James M. Campbell, Jr.	/s/ R. Larry Campbell
James M. Campbell, Jr.	R. Larry Campbell
Chairman and Director	Director

/s/ Darrell L. Frye	/s/ Hal F. Huffman, Jr.
Darrell L. Frye	Hal F. Huffman, Jr.
Director	Director

/s/ Thomas A. Jordan	/s/ Lynn S. Lloyd
Thomas A. Jordan	Lynn S. Lloyd
Director	Director

/s/ H. Ray McKenney, Jr.	/s/ Eugene B. McLaurin, II
H. Ray McKenney, Jr.	Eugene B. McLaurin, II
Director	Director

/s/ R. Reynolds Neely, Jr.	/s/ J. M. Ramsey, III
R. Reynolds Neely, Jr.	J.M. Ramsey, III
Director	Director

/s/ Suzanne B. Rudy	/s/ Carl G. Yale
Suzanne B. Rudy	Carl G. Yale
Director	Director